Exhibit 10.1

September 6, 2012

Jeff Karp

Via email

Dear Jeff:

You have indicated an intent to resign from your employment with Zynga Inc. (the “Company”), as well as from all other positions you may hold with any affiliated entity of the Company. This agreement (“Agreement”) sets forth the parties’ agreement concerning the terms of your resignation from the Company. Please note that this Agreement is subject to the approval of the Compensation Committee of the Board of Directors of the Company on or before September 10, 2012. If the Compensation Committee does not approve the terms of this Agreement by such date, this Agreement, and all promises contained herein, will be null and void, and you shall have no rights or entitlement to any of the promises or benefits contained herein.

1. Transition/Separation. You will continue to serve as the Company’s Chief Marketing and Revenue Officer through September 10, 2012. Between September 11, 2012 and September 22, 2012 (the “Transition Period”), you will remain employed by the Company and shall provide transitional assistance to the Company as requested by the Company. During the Transition Period, you will receive your regular salary and shall remain eligible for the Company’s standard benefits, subject to the terms and conditions of the plans. Your resignation will be effective on September 22, 2012 (the “Separation Date”), which will be your final day of employment.

2. Severance Benefits. Although the Company is not otherwise obligated to provide you with severance benefits, if you sign and return this Agreement to the Company within twenty-one (21) days, and allow it to become effective, and provided you continue to comply with your obligations under your Confidentiality Agreement (defined below), the Company will provide you with the following severance benefits:

(a) Severance Payment. The Company will pay you, as severance, the equivalent of three (3) months of your base salary in effect as of the Separation Date. This amount will be paid to you in a lump sum payment, less applicable taxes, within ten (10) days after the Effective Date (as defined in Section 8).

(b) COBRA Payment. The Company will also pay you an amount equal to three (3) months of your premium payments to extend your health insurance coverage under COBRA. This amount will also be paid to you in a lump sum, less applicable taxes, within ten (10) days after the Effective Date (as defined in Section 8).

(c) ZSU Acceleration. The Company will accelerate the vesting of your July 2011 ZSU Award as to 100,000 ZSUs. This acceleration will be reflected in your employee stock account two business days after the Effective Date of this Agreement (as defined in Section 8). All other unvested ZSUs will be automatically cancelled and forfeited as of the Separation Date under the terms of the agreements governing your ZSUs. Except as expressly set forth in this section, this Agreement does not otherwise modify your rights and obligations under the agreements governing the ZSUs.

3. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive from the Company, any additional compensation (including base salary, bonus (including a bonus for the quarter in which the Separation Date occurs), incentive compensation, or equity), severance, or benefits before or after the Separation Date. You acknowledged and agree that the benefits set forth herein constitute the sole severance benefits that you are eligible to receive from the Company.

4. Return of Company Property. By the close of business on the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have in your possession or control. Your timely compliance with this paragraph is a condition precedent to your receipt of the severance benefits provided under this Agreement.

5. Proprietary Information Obligations. You acknowledge and reaffirm your continuing obligations under your Employee Invention Assignment and Confidentiality Agreement (the “Confidentiality Agreement”), a copy of which is attached hereto as Exhibit A.

6. Nondisparagement. You agree not to disparage the Company and its officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation, and the Company agrees to instruct its executives not to disparage you in any manner likely to be harmful to your business or personal reputation; provided that either party may respond accurately and fully to any question, inquiry or request for information when required by legal process.

7. Release of Claims. In exchange for the benefits under this Agreement, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or your separation from the Company; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the California Labor Code (as amended), the California Family Rights Act, and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, you are not releasing the Company hereby from any obligation to indemnify you pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance. Also, excluded from this Agreement are any claims that cannot be waived by law. You are waiving, however, your right to any monetary recovery should any governmental agency or entity, such as the Equal Employment Opportunity Commission or the Department of Labor, pursue any claims on your behalf. You represent that you have no lawsuits, claims or actions pending in your name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.

8. ADEA Release. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (c) you will have more than twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to me); and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”).

9. Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of claims herein, including but not limited to your release of unknown claims.

10. Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.

11. Miscellaneous. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any ambiguity in this Agreement will not be construed against either party as the drafter. Any waiver of a breach of this Agreement will be in writing and will not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

Sincerely,
By:	/s/ Reginald D. Davis
Reginald D. Davis, Secretary

I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT:

/s/ Jeff Karp
Jeff Karp
September 10, 2012
Date

EXHIBIT A

EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

CONFIDENTIAL

EMPLOYEE INVENTION ASSIGNMENT AND

CONFIDENTIALITY AGREEMENT

In consideration of, and as a condition of my employment with Zynga Inc., a Delaware corporation (the “Company”), I hereby represent to, and agree with the Company as follows:

1. Purpose of Agreement. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its “Proprietary Information” (as defined in Section 7 below), its rights in “Inventions” (as defined in Section 2 below) and in all related intellectual property rights. I acknowledge and agree that in the course of my employment with the Company, I may gain access to certain confidential information, inventions, works of authorship, and other types of proprietary subject matter that comprise valuable, special and unique assets of the Company’s business, and that access to the foregoing is granted to me only for the purpose of enabling me to perform my duties for the Company. I agree that the Company has an identifiable interest in protecting its rights and ownership of the foregoing, as well as all intellectual property rights associated therewith (including, without limitation, its patents, copyrights, trademarks, and trade secrets). Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement (this “Agreement”) as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

2. Disclosure of Inventions. Without further compensation, I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets (the “Inventions”).

3. Work for Hire; Assignment of Inventions. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are “works for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company’s business or actual or demonstrably anticipated research and development (the “Assigned Inventions”), will be the sole and exclusive property of the Company. I hereby irrevocably assign, and agree to assign, the Assigned Inventions to the Company. I understand that this assignment is intended to, and does, extend to subject matters currently in existence, those in development, as well as those which have not yet been created. Attached hereto as Exhibit A is a list describing all inventions, original works of authorship, developments and trade secrets which were made by me prior to the date of this Agreement, which belong to me and which are not assigned to the Company (“Prior Inventions”). If no such list is attached, I agree that it is because no such Prior Inventions exist. I acknowledge and agree that if I use any of my Prior Inventions in the scope of my employment, or include them in any product or service of the Company, I hereby grant to the Company a perpetual, irrevocable,

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nonexclusive, world-wide, royalty-free license to use, disclose, make, sell, copy, distribute, modify and create works based on, perform or display such Prior Inventions and to sublicense third parties with the same rights.

4. Labor Code Section 2870 Notice. I have been notified and understand that the provisions of Sections 3 and 5 of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code (or any comparable law of any other State), which states as follows:

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER’S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

5. Assignment of Other Rights. In addition to the foregoing assignment of Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all “Moral Rights” (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. “Moral Rights” mean any rights to claim authorship of or credit on an Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions or Prior Inventions licensed to Company under Section 3, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions or Prior Inventions licensed to Company under Section 3, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

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6. Assistance/Power to Act. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company’s request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

7. Proprietary Information. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company or a third party that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the “Proprietary Information”), and that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure. Such Proprietary Information includes, but is not limited to, Assigned Inventions, trade secrets as well as other proprietary knowledge, information, know-how, non-public intellectual property rights including unpublished or pending patent applications and all related patent rights, manufacturing techniques, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and developments, whether or not patentable and whether or not copyrightable. For example and without limitation, Proprietary Information may include information I learn about or develop in connection with my employment with the Company, such as: (i) product/game information, features, roadmaps, plans, specifications, mechanics, designs, costs and revenue; (ii) techniques and methods for developing, coding, or improving online social games; (iii) techniques and methods to create “virality;” (iv) measurement techniques, and specific functionality that increases monetization and both measures and increases retention metrics; (v) customer lists and data, (vi) non-public trademarks or domain names; (vii) non-public financial information, which may include revenues, profits, margins, forecasts, budgets and other financial data; (viii) marketing and advertising plans, strategies, tactics, budgets and studies; (ix) business and operations strategies; (x) the identities of the key decision makers at the Company’s vendors, suppliers, platform providers or other business partners; (xi) the particular needs and preferences of the Company’s suppliers, platform providers and business partners, and the Company’s approaches and strategies for satisfying those needs and preferences; (xii) contracts, credit procedures and terms; (xiii) research and development plans; (xiv) software developed or licensed by Company; (xv) hardware and hardware configurations; (xvi) employment and personnel information (including, without limitation, the names, addresses, compensation, specific capabilities, job assignments and performance evaluations of Company personnel); (xvii) information regarding, or used, in employee training; (xviii) information relating to employee stock ownership or entitlement; (xix) information relating proposed or ongoing acquisitions or takeovers by or on behalf of the Company; and (xx) other know-how. The foregoing are only examples of Confidential Information. If I am uncertain as to whether any particular information or material constitutes Confidential Information, I shall seek written clarification from either my direct supervisor or the Company’s General Counsel, or if I am no longer employed by the Company, from the Company’s General Counsel.

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8. Exceptions to Confidential Information. Notwithstanding the definition set forth in Section 7, Proprietary Information does not include information that I can show by competent proof: (a) was generally known to the relevant public at the time of disclosure, or became generally known after disclosure to me; (b) was lawfully received by me from a third party without breach of any confidentiality obligation; (c) was known to me prior to receipt from the Company or (d) was independently developed by me or independent third parties; in each case, without breach by me or any third party of any obligation of confidentiality or non-use.

9. Confidentiality. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust. I will not use, disclose, copy, reverse-engineer, distribute, gain unauthorized access or misappropriate any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature or form, in my possession, custody or control, pertaining to my work with the Company and, upon Company request, will execute a document confirming my agreement to honor my responsibilities contained in this Agreement. I will not take with me or retain any documents or materials or copies thereof containing any Proprietary Information. Notwithstanding my confidentiality obligations, I am permitted to disclose Proprietary Information that is required to be disclosed by me pursuant to judicial order or other legal mandate, provided that I have given the Company prompt notice of the disclosure requirement, and that I fully cooperate with any efforts by the Company to obtain and comply with any protective order imposed on such disclosure.

10. No Breach of Prior Agreement. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

11. Efforts; Duty Not to Compete. I understand that my employment with the Company requires my undivided attention and effort. As a result, during my employment, I will not, without the Company’s express written consent, engage in any other employment or business that (i) directly competes with the current or future business of the Company; (ii) uses any Company information, equipment, supplies, facilities or materials; or (iii) otherwise conflicts with the Company’s business interest and causes a disruption of its operations.

12. Notification. I hereby authorize the Company to notify third parties, including, without limitation, customers and actual or potential employers, of the terms of this Agreement and my responsibilities hereunder.

13. Non-Solicitation of Employees/Consultants. During my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly solicit away employees or consultants of the Company for my own benefit or for the benefit of any other person or entity.

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14. Non-Solicitation of Suppliers/Customers. During and after the termination of my employment with the Company, I will not directly or indirectly solicit or otherwise take away customers or suppliers of the Company if, in so doing, I access, use or disclose any trade secrets or proprietary or confidential information of the Company. I acknowledge and agree that the names and addresses of the Company’s customers and suppliers, and all other confidential information related to them, including their buying and selling habits and special needs, whether created or obtained by, or disclosed to me during my employment, constitute trade secrets or proprietary or confidential information of the Company.

15. Name & Likeness Rights. I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed (including, but not limited to, film, video and digital or other electronic media), both during and after my employment, for any purposes related to the Company’s business, such as marketing, advertising, credits, and presentations.

16. Injunctive Relief. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

17. Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to its laws pertaining to conflict of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

19. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

20. Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

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21. Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

22. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

23. “At Will” Employment. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an “at will” employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or myself. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company. I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time. This Agreement shall be effective as of the first day of my employment by the Company, which is 7/25/2011 .

Zynga		Inc.:	Employee:

By:	/s/ Dan Feldstein		/s/ Jeff Karp
Signature

Name:	Dan Feldstein		Jeff Karp
Name (Please Print)

Title:	Senior Employment Counsel		Chief Marketing and Revenue Officer

Signature Page to Employee Invention Assignment and Confidentiality Agreement

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EXHIBIT A

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number of Brief Description

X No inventions or improvements

Signature of Employee:

/s/ Jeff Karp

Print Name of Employee:

Jeff Karp

Date: November 17, 2011